Exhibit 32.1

CEO AND CFO CERTIFICATION OF PERIODIC REPORT

We, Lee Schram, Chief Executive Officer of Deluxe Corporation (the “Company”), and Richard S. Greene, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)

the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2006	/s/ Lee Schram
Lee Schram Chief Executive Officer

/s/ Richard S. Greene
Richard S. Greene Chief Financial Officer